Agreement to Amend the Marketing
                         and Network Services Agreement

This agreement is to amend the Marketing and Network Services Agreement between Innofone.Com Inc. ("Innofone") and ePhone Telecom Inc. ("EPhone").

WHEREAS Innofone and ePhone have entered into a Marketing and Network Service Agreement dated January 8, 2001 (the "Agreement").

AND WHEREAS at clause 9 of the Agreement, Innofone is required to repay the set up fee to ePhone within 90 days from January 19, 2001 and should it not be repaid, ePhone has the right to convert its fee into shares within 90 days from January 19, 2001 (the "Time Period"):

AND WHEREAS Innofone and ePhone have determined that it is mutually advantageous to extend the "Time Period".

NOW AND THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payment of $10.00 Canadian funds and other good and valuable consideration (the receipt and efficiency of which is hereby acknowledged) by ePhone to Innofone, the parties hereby agree as follows:

* the Agreement is hereby amended to allow Innofone to repay the set-up fee to ePhone within 270 days from January 19, 2001; and

* the parties agree that in all other respects the Agreement shall remain in full force and effect and is capable of being enforced by either party.

AGREED at Toronto this 28th day of March, 2001.

Innofone.com Inc.                       ePHONE Telecom, Inc.

/s/ Larry Hunt                          /s/ Robert Clark
-------------                           ----------------
Larry Hunt                              Robert Clark
President & CEO                         Chairman and CEO